UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) June 2, 2009

Multiband Corporation
(Exact name of registrant as specified in its chapter)

Minnesota	13529	41-1255001
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9449 Science Center Drive
New Hope, Minnesota	55428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code             763-504-3000

(Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement

On  May 25, 2009, the Company paid off its loan from Convergent Capital Partners I, L.P. in the amount of 1.4 million dollars. On May 26, 2009, the Company entered into a new loan agreement with Convergent Capital Partners, II, L.P. for five million dollars. The new loan carries an interest rate of fourteen percent and is monthly interest only until December 2012 when the principal is due and payable in full. Additional terms and conditions of the agreement are per the attached exhibit.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2009	Multiband Corporation

	By	James L. Mandel
James L. Mandel
Chief Executive Officer

Exhibit: Debenture purchase agreement